UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2011
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 876-6500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 1, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon” or “we”) entered into an At-the-Market Equity Offering Sales Agreement (“Sales Agreement”) with Citadel Securities LLC (“Citadel”) pursuant to which we may sell, at our option, up to an aggregate of the $30.0 million in shares of our common stock through Citadel, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made on the NASDAQ Capital Market under our previously filed and currently effective Registration Statements on Form S-3 (File Nos. 333-167789 and 333-162788) by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, we may also sell shares of our common stock through Citadel, on the NASDAQ Capital Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, we may also sell shares to Citadel as principal for Citadel’s own account at a price agreed upon at the time of sale pursuant to a separate terms agreement to be entered into with Citadel at such time. Citadel will use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We cannot provide any assurances that we will issue any shares pursuant to the Sales Agreement. We will pay Citadel a commission equal to 3% of the gross proceeds from the sale of shares of our common stock under the Sales Agreement, if any. We have also agreed to reimburse Citadel for certain expenses incurred in connection with entering into the Sales Agreement and have provided Citadel with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the common stock subject to the Sales Agreement or (b) the termination of the Sales Agreement by us or Citadel. Either party may terminate the agreement in its sole discretion at any time upon written notice to the other party.
On July 28, 2011, we terminated our existing loan agreement with Comerica Bank, and on August 2, 2011, we entered into a new loan and security agreement (“Loan Agreement”) with Oxford Finance LLC (“Oxford”) and Silicon Valley Bank (“SVB”, and together with Oxford, the “Lenders”) pursuant to which the Lenders provided us a term loan in the principal amount of $15.0 million. The term loan bears interest at 7.5% per annum. We are obligated to pay interest only on the loan through December 31, 2011, and thereafter to pay the principal plus interest on such principal amount in 24 monthly installments continuing through December 31, 2013. At our option, we may prepay all of the outstanding principal balance, subject to a pre-payment fee of $150,000. It is an event of default under the Loan Agreement if a generic version of Silenor enters the market and we do not prepay the entire outstanding principal balance shortly after such date. Additionally, under the Loan Agreement, the Lenders may declare an event of default if we experience a material adverse change. We paid to the Lenders an initial fee of $150,000 upon the closing of the term loan. In the event of the final payment of the loan, either through repayment of the loan in full at maturity or upon any pre-payment, we are required to pay a final payment fee of $637,500. In connection with the Loan Agreement, we granted the Lenders a security interest in substantially all of our assets now owned or hereafter acquired other than our intellectual property, and we agreed to a negative pledge on our intellectual property. We are also subject to certain affirmative and negative covenants, including limitations on our ability to: undergo certain change of control events; convey, sell, lease, license, transfer or otherwise dispose of assets, other than in certain specified circumstances; create, incur, assume, guarantee or be liable with respect to certain indebtedness; grant liens; pay dividends and make certain other restricted payments; and make certain investments. In addition, under the Loan Agreement, subject to certain exceptions, we are required to maintain with SVB our primary cash and investments accounts. We have currently met all of our obligations under the Loan Agreement.
As part of the financing, the Lenders received warrants (the “Warrants”) to purchase up to an aggregate of 583,152 fully paid and non-assessable shares of our common stock at an exercise price equal to $1.543333 per share. The Warrants will expire ten years from the date of the grant.
The Sales Agreement, the Loan Agreement and the Warrants, which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to this report on Form 8-K, are incorporated herein by reference. The foregoing descriptions of the Sales Agreement, Loan Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits.
We intend to file two prospectus supplements relating to the ATM program with the Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 Termination of a Material Definitive Agreement.
On July 28, 2011, we terminated our loan agreement with Comerica in order to enter into the new Loan Agreement with the Lenders. We no longer have any obligations under the loan agreement with Comerica and there are no further encumbrances on our assets by Comerica, other than an outstanding letter of credit in the principal amount of $200,000.
Item 2.02 Results of Operations and Financial Condition
On August 2, 2011, we issued a press release announcing our results of operations for the second quarter ended June 30, 2011. The full text of such press release is furnished as Exhibit 99.1 to this report.
In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities.
We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Rule 506 of Regulation D, in connection with the issuance of the Warrants pursuant to the loan and security agreement. The Warrants have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.
The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.
Somaxon cautions readers that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. For example, statements regarding Somaxon’s ability to raise additional funds through the ATM offering program are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully commercialize Silenor; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; Somaxon’s ability to comply with the covenants under the loan agreement with Silicon Valley Bank and Oxford Finance Corporation; the potential for an event of default under the loan agreement, and the corresponding risk of acceleration of repayment and potential foreclosure on the assets pledged to secure the loan; Somaxon’s ability to fully utilize the equity sales agreement with Citadel as a source of future financings, whether due to market conditions, Somaxon’s ability to satisfy various conditions required to sell shares under the agreement, Citadel’s performance of its obligations under the agreement or otherwise; the impact on the level of Somaxon’s stock price, which may decline, in connection with the implementation of the equity sales facility or the occurrence of any sales under the facility; Somaxon’s reliance on its co-promotion partner, Procter & Gamble, and its contract sales force provider, Publicis, for critical aspects of the commercial sales process for Silenor; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents, including any developments relating to the recent submission of abbreviated new drug applications for generic versions of Silenor 3 mg and 6 mg and related patent litigation; the possible introduction of generic competition for Silenor; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including any patent infringement litigation; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could adversely impact commercial success, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s periodic filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Warrant dated August 2, 2011 issued to Silicon Valley Bank

4.2	Warrant dated August 2, 2011 issued to Oxford Finance LLC

4.3	Warrant dated August 2, 2011 issued to Oxford Finance LLC

5.1	Opinion of Latham & Watkins LLP

10.1	At-the-Market Equity Offering Sales Agreement between Somaxon Pharmaceuticals, Inc. and Citadel Securities LLC dated August 1, 2011

10.2	Loan and Security Agreement between Somaxon Pharmaceuticals, Inc., Oxford Finance LLC, as collateral agent, and Silicon Valley Bank and Oxford Finance LLC, as lenders, dated as of August 2, 2011

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated August 2, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: August 2, 2011	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant dated August 2, 2011 issued to Silicon Valley Bank

4.2	Warrant dated August 2, 2011 issued to Oxford Finance LLC

4.3	Warrant dated August 2, 2011 issued to Oxford Finance LLC

5.1	Opinion of Latham & Watkins LLP

10.1	At-the-Market Equity Offering Sales Agreement between Somaxon Pharmaceuticals, Inc. and Citadel Securities LLC dated August 1, 2011

10.2	Loan and Security Agreement between Somaxon Pharmaceuticals, Inc., Oxford Finance LLC, as collateral agent, and Silicon Valley Bank and Oxford Finance LLC, as lenders, dated as of August 2, 2011

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated August 2, 2011